EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock of Polymer Group, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: December 2, 2009
Tesalca-99, S.A. Texnovo, S.A.

	By:	Grupo Corinpa, S.L.
Director

	By:	/s/ José Durany Pich
José Durany Pich
Managing Director

/s/ Juan Pich-Aguilera Roca
Juan Pich-Aguilera Roca Managing Director

Grupo Corinpa, S.L.

	By:	/s/ José Durany Pich
José Durany Pich
Managing Director

/s/ Juan Pich-Aguilera Roca
Juan Pich-Aguilera Roca Managing Director

/s/ José Durany Pich
José Durany Pich, individually

/s/ Juan Pich-Aguilera Roca
Juan Pich-Aguilera Roca, individually